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                                                                    Exhibit 99.2

                         SECURITY CAPITAL PACIFIC TRUST
                           7777 Market Center Avenue
                             El Paso, Texas  77912



                                     NOTICE
                                 TO HOLDERS OF
                         SECURITY CAPITAL PACIFIC TRUST
                             CUMULATIVE CONVERTIBLE
                SERIES A PREFERRED SHARES OF BENEFICIAL INTEREST
                       OF ADJUSTMENT TO CONVERSION PRICE

                                October 17, 1996

Dear Preferred Shareholder:

     Security Capital Pacific Trust ("PTR") hereby gives you notice that a distribution (the "Distribution") of shares of common stock of Homestead Village Incorporated, a Maryland corporation ("Homestead"), $0.01 par value per share (the "Homestead Common Stock"), and warrants of Homestead, each to purchase one share of Homestead Common Stock, at an exercise price of $10.00 per share (the "Homestead Warrants" and, together with the Homestead Common Stock, the "Homestead Securities"), will be made by PTR on November 12, 1996, or as soon thereafter as practicable, to holders of common shares of beneficial interest of PTR, $1.00 par value per share (the "PTR Common Shares"), of record at the close of business on October 29, 1996 (the "Distribution Record Date"). This notice is made pursuant to Section 6(f) of the Articles Supplementary (the "Articles Supplementary") for the Cumulative Convertible Series A Preferred Shares of Beneficial Interest (the "Series A Preferred Shares") of PTR, dated as of November 22, 1993. In accordance with the Articles Supplementary, and as described in more detail below, there will be an adjustment in the conversion price of the Series A Preferred Shares immediately after the Distribution Record Date. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Articles Supplementary.

     Merger and Distribution Agreement. PTR will distribute an aggregate of 9,485,727 shares of Homestead Common Stock and 6,363,727 Homestead Warrants to PTR common shareholders of record on the Distribution Record Date. The number of shares of Homestead Common Stock and the number of Homestead Warrants to be received per PTR common share in the Distribution will depend on the number of PTR Common Shares outstanding on the Distribution Record Date. Based on the number of PTR Common Shares outstanding on October 16, 1996, each PTR common shareholder would receive .127974 shares of Homestead Common Stock and .085855 Homestead Warrants for each PTR Common Share held. Cash will be paid in lieu of any fractional shares of Homestead Common Stock and fractional Homestead Warrants. See "Conversion of Series A Preferred Shares" for a description of additional PTR Common Shares which may be issuable before the Distribution Record Date.

     The Distribution is being made in connection with the transactions contemplated by the Merger and Distribution Agreement (the "Merger Agreement ") among PTR, Security Capital Atlantic
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Incorporated, a Maryland corporation, Security Capital Group Incorporated, a
Maryland corporation, and Homestead. The Merger Agreement and the transactions contemplated thereby have been approved by the Board of Trustees and by the PTR common shareholders at a Special Meeting of the holders of PTR Common Shares held on September 12, 1996, and the Merger Agreement closed on October 17, 1996. For your information, enclosed is a PTR Proxy Statement, dated August 13, 1996, with a Prospectus dated August 13, 1996 of Homestead, prepared for the PTR Special Meeting, for information concerning the Distribution, Homestead and the Homestead Securities.

     Conversion Price Adjustment. The current conversion price for the Series A Preferred Shares is $20.556 per share. Immediately after the Distribution Record Date, the conversion price for the Series A Preferred Shares will be adjusted so that it equals the price determined by multiplying (I) the conversion price in effect immediately prior to the close of business on the Distribution Record Date by (II) a fraction, the numerator of which shall be the Fair Market Value per PTR Common Share less the fair market value (as determined by the Chairman of the Board of PTR or the Board of Trustees of PTR, whose determination shall be conclusive), as of the Distribution Record Date, of the fraction of a Homestead Common Stock and Homestead Warrant to be distributed per PTR Common Share, and the denominator of which shall be the Fair Market Value of a PTR Common Share. The Fair Market Value of a PTR Common Share will be based on the closing prices of PTR Common Shares on the New York Stock Exchange for five consecutive trading days selected by PTR during the 20-trading day period beginning on October 1, 1996. Such adjustment shall become effective immediately at the opening of business on the Business Day next following the Distribution Record Date and will be announced at that time. PTR may defer until the occurrence of the Distribution (A) issuing to the holder of any Series A Preferred Share converted after the Distribution Record Date and before the occurrence of the Distribution the additional PTR Common Shares issuable upon such conversion by reason of the adjustment required by the Distribution over and above the PTR Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fractional shares of scrip representing fractions of PTR Common Shares.

     Conversion of Series A Preferred Shares. Only holders of Series A Preferred Shares who elect to convert their Series A Preferred Shares into PTR Common Shares in accordance with the Articles Supplementary on or before the Distribution Record Date will participate in the Distribution. To convert Series A Preferred Shares, the holder must deliver certificates for the Series A Preferred Shares to be converted and a properly completed notice of conversion to Chase Mellon Shareholder Services, the transfer agent for the Series A Preferred Shares, at the address set forth below, before 5:00 p.m. New York time, on October 29, 1996, the Distribution Record Date.

             If by regular mail:               If by overnight mail or
                                                   hand delivery:

          ChaseMellon Shareholder               ChaseMellon Shareholder
             Services, L.L.C.                       Services, L.L.C.
      Attn: Reorganization Department     Attn: Reorganization Department
             Midtown Station                    120 Broadway, 13th Floor
              P.O. Box 845                         New York, NY  10271
           New York, NY  10018
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     As of October 16, 1996, there were issued and outstanding 7,763,800 shares of Series A Preferred Shares which are convertible into an aggregate of 9,442,334 PTR Common Shares and options to acquire 28,000 PTR Common Shares under the Share Option Plan for Outside Trustees. To the extent that any Series A Preferred Shares are converted into, or options are exercised for, PTR Common Shares prior to the Distribution Record Date, such conversions or exercises will result in a proportionate reduction in the amount of Homestead Securities to be received by each PTR common shareholder. If all outstanding Series A Preferred Shares were converted into, and all outstanding options exercised for, PTR Common Shares prior to the Distribution Record Date, an additional 9,470,334 PTR Common Shares would be issued, which would result in each PTR common shareholder receiving .113475 shares of Homestead Common Stock and .076128 Homestead Warrants per PTR Common Share in the Distribution plus cash for fractional shares and fractional warrants.

     PTR is not making any recommendations to any holder of Series A Preferred Shares whether to convert and therefore participate in the Distribution, or to retain its Series A Preferred Shares.

     Tax Consequences Resulting from the Distribution. The Distribution will have certain Federal income tax consequences for holders of Series A Preferred Shares who convert their Series A Preferred Shares, as well as those holders who do not convert their Series A Preferred Shares. A holder of Series A Preferred Shares which does not convert its Series A Preferred Shares into PTR Common Shares before the Distribution Record Date will receive a "deemed distribution" under Section 305(c) of the Internal Revenue Code of 1986, as amended (the "Code"), as a result of the conversion price adjustment. The deemed distribution will be treated as a taxable dividend to such holder to the extent that the current and accumulated earnings and profits (the "E&P") of PTR are allocated to such deemed distribution and will result in a corresponding increase in such holder's tax basis in its Series A Preferred Shares. The amount of the deemed distribution which exceeds the allocated E&P will be treated as a nontaxable reduction (although not below zero) of such holder's tax basis in its Series A Preferred Shares. However, immediately following such reduction in tax basis, such holder will have a corresponding increase in its tax basis in its Series A Preferred Shares. To the extent that the deemed distribution exceeds such holder's tax basis in its Series A Preferred Shares, the deemed distribution will be treated as gain to such holder. Any such gain will constitute capital gain to such holder if the holder holds its Series A Preferred Shares as a capital asset, and will constitute long-term capital gain if such holder has held its shares for at least one year. Again, such gain will result in a corresponding increase in such holder's tax basis in its Series A Preferred Shares.

     To the extent that PTR has a net capital gain for the taxable year, it may designate all or a portion of any dividend distributed as a capital gain dividend. In this event, holders will be provided written notice of such designation within 30 days after the close of PTR's taxable year. Holders will be taxed at the long-term capital gains rate on any such capital gain dividends regardless of the shareholders' holding period of its Series A Preferred Shares. The amount of capital gain dividends which may be designated by PTR will be reduced by any capital loss carryovers of PTR. Gain recognized by PTR as a result of the Distribution will constitute capital gain to the extent attributable to properties held by PTR and its subsidiaries in excess of one year prior to the Distribution and PTR anticipates that it will designate dividends attributable to any net capital gain resulting from the Distribution as capital gain dividends.

     PTR is required to report the amount distributed to shareholders as a result of the deemed distribution (and the allocation of such amount among ordinary dividends, capital gain dividends and
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return of capital) to the IRS and each holder of Series A Preferred Shares which does not convert on Form 1099-DIV.

     A holder of Series A Preferred Shares which elects to convert such shares prior to the Distribution Record Date will generally be treated in the same manner as a holder of PTR Common Shares with respect to the Distribution. For a discussion of the material United States Federal income tax consequences to such a holder, see "Federal Income Tax Consequences" beginning on page 36 of the enclosed PTR Proxy Statement.

     If you have any questions regarding this Notice, please call K. Scott Canon at (800) 982-9293 or Gerard de Gunzburg at (212) 838-9292.

                              SECURITY CAPITAL PACIFIC TRUST


                              Jeffrey A. Klopf
                              Secretary

Enclosures